FREMONT
                                    GENERAL



Alan W. Faigin
Secretary & General Counsel





April 9, 2001



Fremont General Corporation
2020 Santa Monica Boulevard, Suite 600
Santa Monica, California 90404


Dear Sir or Madam:

I have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about April 9, 2001, in connection with the registration under the Securities Act of 1933, as amended, of 3,000,000 additional shares of the Common Stock of Fremont General Corporation (the "Company") reserved for issuance under the Fremont General Corporation Supplemental Executive Retirement Plan (the "Plan") as well as an indeterminate amount of related plan interests.

I have examined the proceedings taken and am familiar with the proceedings proposed to be taken in connection with the sale and issuance of said additional shares. It is my opinion that, upon completion of the proceedings to be taken prior to issuance of the additional shares pursuant to the Plan and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, said shares, when issued and sold in the manner referred to in the Plan and the agreements which accompany the Plan, will be legally and validly issued, fully-paid and nonassessable.

It is further my opinion that the provisions of the written plan documents constituting the Fremont General Corporation Supplemental Executive Retirement Plan is in material compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").





 2020 Santa Monica Boulevard, Suite 600 Santa Monica, CA 90404 TEL 310 315 3902
                                FAX 310 315 5593

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Fremont General Corporation
April 9, 2001
Page 2
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Except as otherwise may be noted, the information set forth herein is as of the date of this letter. This letter does not consist of an undertaking to advise you of changes, which thereafter may be brought to my attention.

I hereby consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of my name appearing in said Registration Statement, the Prospectus relating thereto, and any amendments thereto.

Cordially,

/s/  ALAN W. FAIGIN
-------------------
Alan W. Faigin

AWF:bdo